UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_____________

FORM 8-K
_____________

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The
Securities Exchange Act of 1934

_____________

Date of report (Date of earliest event reported):  October 20, 2008

SEREFEX CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-24362	59-2412164
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30700 Solon Industrial Parkway, Suite C
Solon, Ohio  44139
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:  (440) 248-0766

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The Registrant received notice that for its security to be eligible for quotation on the OTCBB, NASD Rule 6530 requires, in part, that the issuer of the security is required to file reports with the Securities and Exchange Commission (the “Commission”), pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934 (“Act”) and Section 12 (g)(2)(G) of the Act.  In addition to the foregoing, the issuer of the security must be current in its reporting obligations, subject to a 30 or 60 day grace period, as applicable.  An OTCBB issuer will be deemed delinquent in its reporting obligations if the issuer fails to make a required filing when due or has filed an incomplete filing.  In order for a filing to be complete, it must contain all required certifications and have been reviewed or audited as applicable, by an accountant registered with the Public Company Accounting Oversight Board.  Due to the Company’s recent Bankruptcy filing (see Company’s Form 8-K Report filed October 15, 2008), the issuer was unable to obtain the report for its audited financials for the year ended May 31, 2008 from its independent PCAOB auditing firm.  The registrant’s security will no longer be quoted on the OTCBB but instead will be quoted on the pink sheets under the new symbol of SFXC.PK.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEREFEX CORPORATION
(Registrant)

       By: /s/ Brian Dunn
Brian Dunn, President
Date: October 20, 2008